EXHIBIT 99.1

PCTEL Reports Second Quarter Financial Results

PCTEL achieves second quarter revenues of $20.6 million and gross profit margin of 49.1%

BLOOMINGDALE, Illinois – August 8, 2023 – PCTEL, Inc. (Nasdaq: PCTI) (“PCTEL” or the “Company”), a leading global provider of wireless technology solutions, today reported results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Revenues of $20.6 million, down from $25.0 million in the prior year period
•
GAAP gross profit margin of 49.1%
•
GAAP net income of $1.0 million or $0.05 per diluted share
•
Non-GAAP net income of $1.4 million or $0.07 per diluted share
•
Adjusted EBITDA of $1.7 million, down from $2.6 million in the prior year period
•
Announced new 4G LTE and 5G network monitoring capabilities for the SeeHawk™ Monitor system for cellular and government applications.
•
Subsequent to quarter end, the Company announced its new Edge™ Sensor platform, an all-in-one, ruggedized, flexible antenna plus sensor solution focused on reliable and improved edge connectivity and sensing for Industrial IoT applications in harsh environments.

David Neumann, Chief Executive Officer, commented, “We continue to execute our three strategies for growth and are encouraged to see improvements in overall customer demand in the second quarter. We are addressing industry headwinds that include excessive inventory at some OEMs and customer supply chain constraints that impact the short-term need for some of our antenna products. We expect that market conditions will improve through the second half of the year as OEM customers work to decrease their higher than normal inventories and supply chains continue to improve. PCTEL is well positioned in our target markets to grow as market conditions improve, and we look forward to driving growth for years to come.”

Second Quarter 2023 Financial Summary

Summary Financials	Q2’23	Q2’22	Change
Revenue (000’s)	$20,578	$24,976	(18%)
Gross Profit Margin %	49.1%	45.8%	330bps
Adjusted EBITDA (000’s)	$1,742	$2,598	(33%)
GAAP Diluted EPS	$0.05	$0.02	$0.03
Non-GAAP Diluted EPS	$0.07	$0.10	($0.03)

Second quarter 2023 revenues were $20.6 million, a decrease of 17.6% from the year ago period. Second quarter 2023 antennas and Industrial IoT device revenue was $14.4 million, a decrease of 18.2% year-over-year, primarily due to customers’ supply chain challenges which continued to delay previously planned projects. Second quarter 2023 test & measurement revenue was $6.2 million, a decrease of 16.2% year-over-year due to a sector slowdown following a particularly strong first quarter and notable strength in the year ago period.

Second quarter 2023 GAAP gross profit margin was 49.1%, compared to 45.8% in the second quarter of 2022. The higher gross profit margin was due to stronger gross margins within antennas and Industrial IoT devices as a result of positive mix shift and improving supply chain conditions.

Adjusted EBITDA in the second quarter decreased to $1.7 million compared to $2.6 million in the second quarter of 2022.

Second quarter 2023 GAAP net income was $1.0 million or diluted earnings per share of $0.05 compared to GAAP net income of $0.4 million or $0.02 per share in the second quarter of 2022. Non-GAAP net income was $1.4 million, or $0.07 diluted earnings per share, compared to $1.8 million or $0.10 per share in the second quarter of 2022.

Cash, cash equivalents and investments were $33.6 million as of June 30, 2023, an increase of approximately $3.4 million as compared to March 31, 2023. Reductions in inventories and accounts receivable contributed to the increase in cash and investments during the second quarter.

Third Quarter 2023 Outlook

The following ranges represent PCTEL’s current expectations for the third quarter 2023 based upon available data and estimates.

•
Revenue: $20.0 million to $21.0 million
•
Non-GAAP Gross Margin: 48% to 49%
•
Non-GAAP EPS: $0.06 to $0.07

Kevin McGowan, Chief Financial Officer, explained, “We are pleased with the profitable performance of the business over the first half of 2023. For the third quarter of 2023, we anticipate revenues to be in the range of $20.0 million to $21.0 million, with similar performance for both test & measurement and antennas and Industrial IoT devices as in the second quarter. Additionally, we expect non-GAPP gross profit margin to be in the range of 48% to 49%, and our non-GAAP earnings per share to be in the range of $0.06 to $0.07. PCTEL remains well positioned to deliver for our customers and shareholders.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events. The call can also be accessed by dialing 877-704-4453 or 201-389-0920.

Replay: A replay will be available for two weeks after the call on either the website listed above or by calling 844-512-2921 or 412-317-6671 and using access ID: 13739477.

About PCTEL

PCTEL is a leading global provider of wireless technology solutions, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna and Industrial IoT product line and our test & measurement product line through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its product lines; the impact of development and adoption of wireless solutions in the public safety, rail, logistics, agriculture, utilities, and electric vehicle markets on our revenue generation; our ability to expand our product lines in the European market and through distribution channels; the anticipated demand for certain products, including those related to public safety, industrial IoT, 5G (e.g., the Gflex); and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL®, Gflex®, Edge, and SeeHawk are trademarks or registered trademarks of PCTEL, Inc. © 2023 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowan

CFO

PCTEL, Inc.

(630) 339-2051

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	June 30	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$7,057	$7,736
Short-term investment securities	26,586	22,254
Accounts receivable, net of allowances of $122 and $132 at June 30, 2023 and December 31, 2022, respectively	12,856	18,853
Inventories, net	16,357	18,918
Prepaid expenses and other assets	1,372	1,861
Total current assets	64,228	69,622

Property and equipment, net	9,788	10,004
Goodwill	5,848	5,935
Intangible assets, net	853	1,045
Other noncurrent assets	2,802	3,269
TOTAL ASSETS	$83,519	$89,875
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,618	$4,648
Accrued liabilities	7,634	12,605
Total current liabilities	11,252	17,253
Long-term liabilities	3,279	3,624
Total liabilities	14,531	20,877
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
June 30, 2023 and December 31, 2022, respectively, and 19,263,534 and 18,748,529
shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	128,533	128,370
Accumulated deficit	(57,698)	(57,941)
Accumulated other comprehensive loss	(1,866)	(1,450)
Total stockholders’ equity	68,988	68,998
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$83,519	$89,875

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

REVENUES	$20,578	$24,976	$43,551	$47,518
COST OF REVENUES	10,483	13,549	21,924	26,758
GROSS PROFIT	10,095	11,427	21,627	20,760
OPERATING EXPENSES:
Research and development	3,130	3,356	6,114	6,605
Sales and marketing	3,220	3,908	6,781	7,310
General and administrative	2,854	3,451	6,460	6,694
Amortization of intangible assets	63	67	126	138
Restructuring expenses	0	317	0	1,252
Total operating expenses	9,267	11,099	19,481	21,999
OPERATING INCOME (LOSS)	828	328	2,146	(1,239)
Other income, net	346	114	566	125
INCOME (LOSS) BEFORE INCOME TAXES	1,174	442	2,712	(1,114)
Expense for income taxes	175	31	389	39
NET INCOME (LOSS)	$999	$411	$2,323	$(1,153)

Net Income (Loss) per Share:
Basic	$0.05	$0.02	$0.13	$(0.06)
Diluted	$0.05	$0.02	$0.12	$(0.06)

Weighted Average Shares:
Basic	18,741	18,157	18,555	18,065
Diluted	18,821	18,157	18,630	18,065

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating Activities:
Net income (loss)	$2,323	$(1,153)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,082	1,562
Intangible asset amortization	161	177
Stock-based compensation	512	1,860
Loss on disposal of property and equipment	37	7
Restructuring costs	0	(328)
Bad debt provision	10	17
Changes in operating assets and liabilities:
Accounts receivable	5,932	(614)
Inventories	2,517	(715)
Prepaid expenses and other assets	674	100
Deferred tax assets	217	0
Accounts payable	(975)	435
Income taxes payable	(287)	(1)
Other accrued liabilities	(5,025)	(900)
Deferred revenue	64	(126)
Net cash provided by operating activities	7,242	321
Investing Activities:
Capital expenditures	(901)	(420)
Purchase of short-term investments	(18,422)	(15,587)
Redemptions/maturities of short-term investments	14,090	15,623
Net cash used in investing activities	(5,233)	(384)
Financing Activities:
Proceeds from issuance of common stock	362	404
Payment of withholding tax on stock-based compensation	(711)	(396)
Principal payments on finance leases	(28)	(37)
Cash dividends	(2,080)	(2,021)
Net cash used in financing activities	(2,457)	(2,050)

Net decrease in cash and cash equivalents	(448)	(2,113)
Effect of exchange rate changes on cash	(231)	(282)
Cash and cash equivalents, beginning of period	7,736	8,192
Cash and Cash Equivalents, End of Period	$7,057	$5,797

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$14,359	$6,230	$(11)	$20,578	$29,973	$13,657	$(79)	$43,551

GROSS PROFIT	$5,548	$4,503	$44	$10,095	$11,668	$9,886	$73	$21,627

GAAP GROSS PROFIT %	38.6%	72.3%		49.1%	38.9%	72.4%		49.7%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.1%	0.8%		0.3%	0.1%	0.5%		0.2%
Non-GAAP GROSS PROFIT %	38.9%	73.1%		49.5%	39.1%	72.9%		50.0%

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022

	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$17,555	$7,431	$(10)	$24,976	$34,657	$13,014	$(153)	$47,518

GROSS PROFIT	$5,626	$5,759	$42	$11,427	$10,873	$9,921	$(34)	$20,760

GROSS PROFIT %	32.0%	77.5%		45.8%	31.4%	76.2%		43.7%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.3%	-0.2%		0.1%	0.2%	0.2%		0.2%
Non-GAAP GROSS PROFIT %	32.4%	77.3%		46.0%	31.7%	76.4%		44.0%
The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income (loss) to Non-GAAP operating income

		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Operating Income (Loss)	$828	$328	$2,146	$(1,239)

(a)	Add:
	Amortization of intangible assets:
	-Cost of revenues	17	19	35	39
	-Operating expenses	63	67	126	138
	Restructuring expenses	0	317	0	1,252
	Stock compensation expenses:
	-Cost of revenues	66	31	94	96
	-Research and development	35	172	93	308
	-Sales & marketing	64	255	107	452
	-General & administrative	70	628	218	1,004
	Transaction expenses related to strategic alternatives	64	0	627	86
		379	1,489	1,300	3,375
	Non-GAAP Operating Income	$1,207	$1,817	$3,446	$2,136
	% of revenue	5.9%	7.3%	7.9%	4.5%

Reconciliation of GAAP net income (loss) to Non-GAAP net income

		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Net Income (Loss)	$999	$411	$2,323	$(1,153)

	Adjustments:
(a)	Non-GAAP adjustments to operating income (loss)	379	1,489	1,300	3,375
(b)	Income Taxes	(27)	(123)	(133)	(142)
		352	1,366	1,167	3,233
	Non-GAAP Net Income	$1,351	$1,777	$3,490	$2,080

	Non-GAAP Income per Share:
	Basic	$0.07	$0.10	$0.19	$0.12
	Diluted	$0.07	$0.10	$0.19	$0.11

	Weighed Average Shares:
	Basic	18,741	18,157	18,555	18,065
	Diluted	18,821	18,157	18,630	18,122

This schedule reconciles the Company's GAAP operating income (loss) to its Non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (loss) (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses. The adjustments to GAAP net income (loss) includes the non-GAAP adjustments to operating income (loss) as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating income (loss) to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating income (loss)	$828	$328	$2,146	$(1,239)

Add:
Depreciation and amortization	535	781	1,083	1,562
Intangible amortization	80	86	161	177
Restructuring expenses	0	317	0	1,252
Stock compensation expenses	235	1,086	512	1,860
Transaction expenses related to strategic alternatives	64	0	627	86
Adjusted EBITDA	$1,742	$2,598	$4,529	$3,698
% of revenue	8.5%	10.4%	10.4%	7.8%

This schedule reconciles the Company's GAAP operating income (loss) to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating expenses	$9,267	$11,099	$19,481	$21,999
Stock compensation expenses	(169)	(1,055)	(418)	(1,764)
Amortization of intangible assets	(63)	(67)	(126)	(138)
Restructuring expenses	0	(317)	0	(1,252)
Transaction expenses related to strategic alternatives	(64)	0	(627)	(86)
Non-GAAP Operating expenses	$8,971	$9,660	$18,310	$18,759

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.